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                                                                    EXHIBIT 10.5

                              CASE FINANCIAL, INC.
                              Employment Agreement
                               Steven D. Gershick


This agreement is entered into between and among Case Financial, Inc. (formerly Asia Web Holdings, Inc.), a Delaware Corporation having its principal place of business at 15060 Ventura Boulevard, Suite 240, Sherman Oaks, California 91403 (the "Company") and Steven D. Gershick an individual whose residence is 334 Fox Ridge Drive, Thousand Oaks, California 91361 ("Executive") (collectively, the "Parties").

         WHEREAS, Executive has performed the duties of "Acting Chief Financial Officer" of the Company on a part-time basis since April 16, 2002 (hereinafter referred to as "Start Date"), and

         WHEREAS, the Company desires to retain Executive as the Chief Financial Officer/Senior VP Finance and Administration of the Company, and Executive desires to perform such service for the Company, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by the parties as follows:

1)       DUTIES AND SCOPE OF EMPLOYMENT.

         a. POSITION. Beginning August 12, 2002, Executive shall be employed as Chief Financial Officer/Senior VP Finance and Administration of the Company.

         b. AT WILL EMPLOYMENT. Executive's employment may be terminated at any time upon thirty (30) days written notice by either party, with or without cause.

         c. DUTIES. Executive shall be responsible for managing all aspects of the Company's corporate finance, accounting, financial reporting and regulatory compliance, investor relations and administrative functions including human resources, insurance, and employee benefits. Executive shall faithfully, diligently and competently discharge his responsibilities hereunder, and Executive shall use his best efforts to further the business of the Company during his employment.

         d. PERMITTED OUTSIDE ACTIVITIES. Executive may engage in providing business advisory services and board directorships with outside parties on a limited basis subject to paragraph
                  2) c) below.


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         e.       REPORTING STRUCTURE. Executive shall report directly to the
                  CEO of the Company. All finance, accounting and administrative functions will report directly to Executive.

2)       COMPENSATION, FRINGE BENEFITS, STOCK OPTIONS AND SEVERANCE.

         a) BASE SALARY. The Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $144,000 (the "Base Salary") which amount shall be reviewed not less than annually by the Board. Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual and applicable required withholding.

         b) BONUSES. Executive shall participate in discretionary annual bonuses up to fifty percent (50%) of Base Salary. Such bonuses shall be based upon achieving the financing and other objectives established in advance by mutual consent of the Executive and the Chief Executive Officer for such period and may include the following performance objectives:

                  (1)      Financing Objectives
                           (a) Successful closing of senior lender/bank line of credit or other facility
                           (b)      Successful closing of debt or equity
                                    financing
                  (2)      Other Objectives
                           (a)      Timely regulatory filings
                           (b)      Establishing and meeting cost budgets
                           (c)      Achieving profitability
                           (d)      Sustaining profitability
                           (e)      Growing earnings
                           (f) Creation and maintenance of a successful investor relations program
                           (g) Increase in the average daily trading volume in the stock of the Company
                           (h)      Attracting analyst coverage for the
                                    Company's stock
                           (i) Increase in the market capitalization of the company
                  (3) Assuming additional operating or administrative responsibilities

         c)       PERMITTED OUTSIDE ACTIVITIES

                  Until such time as Executive's aggregate annual cash compensation equals $180,000 (by way of increases in monthly base salary and/or payment of discretionary bonuses), Executive shall be permitted to provide business advisory consulting services to outside clients on the following basis:
                  (1) Such outside clients do not compete directly or indirectly with the business of the Company
                  (2) Such work is limited in hours and does not interfere with the performance of Executive's full-time duties hereunder.
                  (3) Within sixty (60) days of reaching the $180,000 compensation level, Executive shall terminate all outside consulting engagements.
                  (4) Executive shall notify the Company of any outside directorships and shall not undertake new director positions without the approval of the Board of Directors of the Company, which such approval shall not be unreasonably withheld.

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         d)       EXECUTIVE BENEFITS. During his employment hereunder, Executive shall be eligible to participate in the employee benefit plans maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

         e) VACATION. Executive shall be entitled to paid vacation according to the following schedule:

                  1.       1st Year of employment:        3 weeks
                  2.       2nd and following years:       4 weeks

                  The vacation accrual shall be treated as having begun on the Start Date and shall accrue ratably each month of employment thereafter.

         f)       COMMON STOCK OPTIONS.

                  i) GRANT. Executive shall participate in the Stock Option Plan of the Company. Company agrees to grant Executive options to purchase 500,000 shares of the Company's common stock at an exercise price of $0.45 per share. The Options shall vest ratably over 36 months from the Start Date, subject to Executive continuing to render services to the Company during such period.

                  ii) CHANGE IN CONTROL. Upon the occurrence of any change in control of the company either through sale of a majority of the assets or stock ownership, seventy-five percent (75%) of Executive's unvested shares at such date shall immediately vest. Such provision shall not apply in the case of a financing transaction occurring prior to June 30, 2003, but only if none of the senior management employment relationships are terminated in connection with, or as a result of such financing transaction.

                  iii) OTHER TERMS AND CONDITIONS. All other terms and conditions shall be as governed by the Stock Option Plan of the Company as adopted.

         g) SEVERANCE BENEFITS. Executive shall be earn a severance benefit equal to one month of base pay for each six (6) months of continuous employment up to a maximum of six (6) months of base pay. For this purpose, employment shall be considered to have begun on the Start Date. Severance benefits shall be payable in equal monthly amounts as a post-employment salary continuation. Severance benefits shall be payable if employment is terminated by Company for any reason.

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         h)       TERMINATION WITHOUT CAUSE.

                  i) In the event Executive is terminated without Cause (as defined below in subparagraph g) iii) below) prior to January 1, 2003, then the Company shall make continued payments of Base Salary to Executive for three (3) months following the date of such termination.
                  ii)      Subsequent to December 31, 2002
                           (1) In the event Executive is terminated without Cause (as defined in subparagraph g) iii) below) subsequent to December 31, 2002, then
                                    (a)      the Company shall make continued
                                             payments of Base Salary to
                                             Executive for three (3) months
                                             following the date of such
                                             termination, and
                                    (b)      Fifty percent (50%) of all unvested
                                             options of the Executive at such
                                             date of termination shall then
                                             immediately vest.

                  iii)     For purposes of this paragraph, "Cause" shall mean
                           (i) Executive fails to or is unable to perform the material duties assigned to him as a result of the use of intoxicants or narcotics, or fails to pass a drug test if such drug testing is required without discrimination of all senior executives of the Company, and is administered in compliance with the conditions set forth in the Employee Manual, (ii) Executive is guilty of gross and willful misconduct in the conduct of his duties hereunder, (iii) Executive is convicted of any felony, (iv) Executive is in material breach of this Agreement, (v) Executive fails to substantially perform his material duties hereunder for any reason other than those set forth in clauses (i) through (iv), or (vi) Executive willfully fails to obey the reasonable instructions of the Chief Executive Officer or the Board of Directors of the Company. A reduction in salary not exceeding twenty percent (20%) of Base Salary and which is applied equally to all similarly situated executives of the company shall not be considered a Termination Without Cause under this subparagraph
                           (g).

                  iv) COORDINATION WITH SEVERANCE BENEFITS. In no event shall the total of Severance Benefits in paragraph 2(f) and the continued payments of Base Salary in this paragraph 2(g) exceed an aggregate of six (6) month's base salary at the time of termination.

         i) EXPENSES. The Company will pay or reimburse Executive for reasonable travel, entertainment, cellular phone, wireless email or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Without limiting the generality of the foregoing, the Company shall reimburse Executive for all continuing education, professional dues and other costs of maintaining licensure as a California Certified Public Accountant, and continued involvement in professional societies relating thereto.

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3)       CONFIDENTIAL INFORMATION. Executive agrees to continue to maintain the confidentiality of all confidential and proprietary information of the Company and agrees as set forth in the Confidentiality, Non-Disclosure and Non-Competition Agreement executed April, 2002 between Executive and the Company.

4) ASSIGNMENT. This Employment Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Employment Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of compensation payable pursuant to this Employment Agreement shall be assignable or transferable except to a corporation furnishing Executive's services reasonably approved by the Company or through a testamentary disposition or by the laws of descent. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

5) NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally, one (1) day after mailing via Federal Express overnight or a similar overnight delivery service, or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                           If to the Company:
                                    Eric Alden, CEO
                                    Case Financial, Inc.
                                    15060 Ventura Boulevard
                                    Suite 240
                                    Sherman Oaks, CA   91403
                                    Fax: 818-728-9449

                           If to Executive:
                                    Steven D. Gershick
                                    334 Fox Ridge Drive
                                    Thousand Oaks, CA  91361
                                    Fax: 805-557-0801

6) SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Employment Agreement shall continue in full force and effect without said provision.

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7)       ENTIRE AGREEMENT. This Employment Agreement, the Stock Option Plan,
         Option Agreement, and the Confidentiality, Non-Disclosure and Non-Competition Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede in their entirety any and all prior agreements and understandings concerning Executive's employment relationship with the Company. To the extent this Employment Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including the Option agreement, this Employment Agreement shall control.

8) NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Employment Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

9) GOVERNING LAW. This Employment Agreement shall be governed by the laws of the State of California.

10) CORPORATE ACTION. The Company represents and warrants to Executive that all necessary corporate action has been taken by the Company to execute, deliver and perform this Employment Agreement by the Company.

11) CONFIDENTIALITY. Executive agrees that the terms of this Employment Agreement will remain confidential, and that he shall not disclose the contents or terms of this Employment Agreement to any other person or entity, except to accountants, financial advisors, attorneys and governmental agencies on a need-to-know basis and in order to comply with applicable tax laws.

12) NON-SOLICITATION; NON-DISPARAGEMENT. In consideration for the benefits Executive and the Company are to receive herein, (a) Executive agrees that he (i) will not, at any time during the one year following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and their current or prospective employees, and (ii) will not disparage, criticize, defame or slander the Company or their employees and (b) the Company agrees that it will not disparage, criticize, defame or slander Executive.

13) FURTHER ASSURANCES. Each of the Company and Executive agrees to take promptly all actions necessary, proper or advisable or as the other may reasonably request to fully carry out the intent and purpose of this Employment Agreement.

14) REPRESENTATION BY COUNSEL. Each of the Parties hereto acknowledge that they have been represented by independent counsel of their choice throughout all negotiations which preceded the execution of this Employment Agreement, and that this Employment Agreement has been executed with the consent and on the advice of such independent legal counsel, or such advice has been explicitly waived.

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         IN WITNESS WHEREOF, the undersigned have executed this Employment
Agreement this 19th day of August 2002,


CASE FINANCIAL, INC.
(formerly Asia Web Holdings, Inc.)



By: /S/ Eric Alden
   ---------------------
Eric Alden, CEO




EXECUTIVE

/S/ Steven D. Gershick
------------------------
Steven D. Gershick


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